Exhibit 99.1 INVESTOR PRESENTATION

DISCLAIMERS Forward Looking Statements Certain statements in this presentation and that may be made in meetings are forward‐looking statements. Forward‐looking statements are based on VICI Properties Inc.’s (“VICI or the “Company”) current plans, expectations and projections about future events and are not guarantees of future performance. These statements can be identified by the fact that they do not relate to strictly historical and current facts and by the use of the words such as "expects", "plans", "opportunities" and similar words and variations thereof. Although the Company believes that the expectations reflected in such forward‐looking statements are based on reasonable assumptions, its results, performance and achievements could differ materially from those expressed in or by the forward‐looking statements and may be affected by a variety of risks and other factors including, among others: risks that the pending acquisitions of Greektown Casino-Hotel (“Greektown”) and JACK Cincinnati Casino (“JACK Cincinnati”) may not be consummated on the terms or timeframe described herein, or at all; the ability of the parties to satisfy the conditions set forth in the definitive transaction documents for the pending acquisitions of Greektown and JACK Cincinnati, including the ability to receive, or delays in obtaining, the regulatory and other approvals and/or consents required to consummate the transaction; the terms on which the Company finances the pending transactions, including the source of funds used to finance such transactions; disruptions to the real property and operations of Greektown and JACK Cincinnati during the pendency of the closing; risks that the Company may not achieve the benefits contemplated by our pending and recently completed acquisitions of real estate assets (including any expected accretion or the amount of any future rent payments); risks that not all potential risks and liabilities have been identified in the due diligence for our pending and recently completed transactions; the Company's dependence on subsidiaries of Caesars Entertainment Corporation (“Caesars”) and Penn National Gaming Inc. (“Penn”) as tenants of all of its properties and Caesars and Penn or their subsidiaries as guarantors of the relevant lease payments, and the consequences of any material adverse effect on their respective businesses could have on the Company; the Company's dependence on the gaming industry; the Company's ability to pursue its business and growth strategies may be limited by its substantial debt service requirements and by the requirement that the Company distribute 90% of its real estate investment trust (“REIT”) taxable income in order to qualify for taxation as a REIT and that the Company distribute 100% of its REIT taxable income in order to avoid current entity level U.S. Federal income taxes; the impact of extensive regulation from gaming and other regulatory authorities; the ability of the Company's tenants to obtain and maintain regulatory approvals in connection with the operation of the Company's properties; the possibility that the Company’s tenants may choose not to renew their lease agreements with the Company following the initial or subsequent terms of the leases; restrictions on the Company's ability to sell its properties subject to the lease agreements; the Company's indebtedness and ability to service and refinance such indebtedness; the Company's historical and pro forma financial information may not be reliable indicators of its future results of operations and financial condition; limits on the Company's operational and financial flexibility imposed by its debt agreements; and the possibility the Company's separation from Caesars Entertainment Operating Company, Inc. fails to qualify as a tax‐free spin‐off, which could subject the Company to significant tax liabilities. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10‐K for the year ended December 31, 2018, Quarterly Reports on Form 10‐Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward‐looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Caesars and Penn Information The Company makes no representation as to the accuracy or completeness of the information regarding Caesars and/or Penn included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, LLC (“CEOC”), the Company's significant lessee, have been filed with the SEC. Certain financial and other information for Caesars, CEOC and Penn included in this presentation have been derived from Caesars’ and Penn’s public filings, as applicable, and other publicly available presentations and press releases. Market and Industry Data This presentation contains estimates and information concerning the Company's industry, including market position, rent growth and rent coverage of the Company's peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the "Risk Factors" section of the Company's public filings with the SEC. Non‐GAAP Financial Measures This presentation includes reference to Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share, and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. For additional information regarding these non-GAAP financial measures, as well as certain non-GAAP financial measures of Caesars and CEOC see “Definitions of Non-GAAP Financial Measures” included at the end of this presentation. Financial Data Financial information provided herein is as of March 31, 2019 unless otherwise noted. Market capitalization information as of May 2, 2019 unless otherwise noted. Published May 6, 2019. 2

VICI IS THE NEXT GENERATION EXPERIENTIAL REAL ESTATE COMPANY MISSION TO BE AMERICA’S MOST DYNAMIC LEISURE & HOSPITALITY EXPERIENTIAL REAL ESTATE COMPANY VISION WE SEEK TO BE THE REAL ESTATE PARTNER OF CHOICE FOR THE LEADING CREATORS & OPERATORS OF PLACE-BASED, SCALED LEISURE & HOSPITALITY EXPERIENCES WE SEEK TO LEASE PROPERTIES TO TENANTS WITH MARKET- LEADING RELATIONSHIPS WITH HIGH VALUE CONSUMERS OF LEISURE & HOSPITALITY 3

4

1Portfolio Income: Character & Quality 5

FUNDAMENTAL ADVANTAGES OF OUR EXPERIENTIAL AND GAMING REAL ESTATE PORTFOLIO Diversified High Barriers to State & Local Triple Net REIT Revenue Streams Entry Given 1 2 3 4 Incentives to with 100% from Gaming, Legislative & Ensure Casinos Occupancy F&B, Retail and Regulatory Thrive Entertainment Controls Regional Gaming Lack of Near Cash Flows Show Tenant Financial Term Supply 5 6 Transparent 7 8 Low Volatility Transparency & Growth in Highly Growth Pipeline Through All Strength Desirable Las Cycles, Including Vegas Market Financial Crisis 6

INCOME FOUNDATION: STRENGTH OF OUR TENANTS – CAESARS

CAESARS ENTERTAINMENT

Caesars' Underlying Revenue Diversity[1]



Other 12%[2]
Food and Beverage 18%
Gaming 51%
Rooms 19%

Broad Array of Revenue Streams

- 1.3MM Casino Sq.Ft.
- ~150 Restaurants
- ~14,800 Hotel Rooms
- 50+ Retail Outlets
- 626K Sq.Ft Meeting Space
- ~1,600 Annual Ticketed Shows

Caesars Rewards System Drives…

Caesars Rewards is the Gaming Industry's First, Largest, and Most Preferred Loyalty Program

>60%	~40	>55mm
Members view it as their preferred loyalty program	Casinos accept Total Rewards across 23 different markets	Members from all 50 states and 125 countries

…A Well Capitalized Tenant with Strong Rent Coverage

Enterprise Adj. EBITDAR & Margin, Corporate Level Rent Coverage[3,4]



26%
$2,204
3.3x
27%
$2,245
3.4x
28%
$2,308
3.7x
27%
$2,352
3.5x
2016
2017
2018
LTM Q1 2019

Source: Caesars public filings, Caesars Form 10-K for the years ended December 31, 2017 and 2018, Caesars 10-Q for the quarter ended March 31, 2019.

1. Represents 12 months ended March 31, 2019 net revenue by vertical for Caesars.
2. Includes Other revenues, Reimbursed management costs and Management fees.
3. See Appendix for additional information, including the definition and reconciliation to the most comparable GAAP financial measure. Caesars Enterprise Wide Adjusted EBITDAR does not give pro forma effect to the merger with Caesars Acquisition Corporation, but includes the operations of Caesars Entertainment Operating Company. If a full year of Octavius Tower ($35 million)and Harrah's Philadelphia ($21 million) rent is included the resulting corporate-level rent coverage would be ~3.4x, though this does not give effect to any potential revenue generated by the Centaur assets recently acquired by Caesars.
4. Caesars provides corporate level guarantee of the rent obligations for all VICI owned properties except Harrah's Las Vegas, which is guaranteed by Caesars Resorts Collection ("CRC"). $ in millions; Caesars EBITDAR / VICI Rent.

VICI 7

INCOME FOUNDATION: STRENGTH OF OUR TENANTS1 – PENN Leading Regional Operator Diversified Portfolio Largest U.S. regional gaming operator 40 Properties in 18 jurisdictions across the U.S. 193 Food & Beverage locations 49,400 Gaming machines 1,200 Table games 8,800 Hotel rooms 35,000+ Employees Strong Regional Brands Across the U.S. Continued Tenant Diversification Greektown Margaritaville Source: Penn public filings 1. On January 2, 2019, the Company completed the acquisition of Margaritaville Bossier City and entered into a triple net lease agreement with Penn. On November 14, 2018, the Company announced that it entered into definitive agreements pursuant to which VICI will acquire the land and real estate assets associated with Greektown and Penn will acquire the operating assets of Greektown and VICI and Penn will enter into a triple-net lease agreement pursuant to which VICI will lease the real estate assets associated with Greektown to Penn. Greektown acquisition is pending completion, subject to customary closing conditions and regulatory approval. 8

INCOME FOUNDATION: CAESARS' INVESTMENT IN OUR PROPERTIES Historical CEOC Capital Expenditures¹ Capital Expenditures by Type¹ $ 222 $ 223 $ 222 $ 223 $ 220 $ 220 $ 30 $ 27 $ 35 Caesars Total Capex $ 94 $ 46 $ 145 $ 106 $ 145 $ 98 2017: $598MM $ 6 $ 14 $ 15 2018: $565MM $ 53 $ 22 $ 12 $ 195 $ 188 LTM Q1 ’19: $698MM $ 70 $ 141 $ 114 $ 109 $ 92 $ 95 $ 46 2013 2014 2015 2016 2013 2014 2015 2016 Regional CPLV General Hotel Renovation F&B Slot Capital Expenditures2 Since 2011 In-line with Peers as a % of Revenue Peer Average: 4.2% 7.2% 6.6% CEOC Average: 4.1% 6.2% 5.7% 5.7% 5.7% 5.5% 4.8% 4.9% 5.1% 4.8% 4.6% 4.8% 4.7% 3.6% 4.1% 4.4% 3.8% 3.7% 3.7% 3.4% 3.2% 2.8% 3.0% 2.8% 2.2% 2.6% 0.4% 2011 2012 2013 2014 2015 2016 MGM BYD PNK PENN ERI RRR Peer Average CEOC Average 1. Source: Ceasars Lender Presentation and Documentation, filed with the SEC on 21-Mar-2017. 2013 and 2014 include corporate capital expenditures that were moved out of CEOC following the formation of CES. Caesars’ 2017 and LTM Q1 2019 capex per company filings. 2. CEOC capital expenditures include general capital expenditures as well as hotel renovation, slot, and F&B capex. Peers’ capital expenditures per company filings, Wall Street Research; represents capital expenditures less expansion-related capital expenditures. 9

INCOME DURABILITY THROUGHOUT ECONOMIC CYCLES Gaming Revenue: 50% Less Volatile than S&P 500 Revenue… 300% Peak-to-trough: 250% Gambling -9% Retail -11% S&P Sales -18% 200% 150% 100% Casino Gambling PCE 1 Retail & Food Service Sales S&P 500 Revenue/Share 50% Q498 Q400 Q402 Q404 Q406 Q408 Q410 Q412 Q414 Q416 With Demonstrated Durability in Regional Markets And Unwavering Demand in Las Vegas 3 100.0% 96.1% 96.8% Core Commercial Gaming Revenues (US$bn, annual)2 94.6% 95.0% 92.0% 18.5 90.6% 90.7% 91.1% 89.9% 2007 peak: $18.0 88.9% 89.2% 88.4% 88.2% 87.3% 2017: $18.3bn 90.0% 86.6% 18.0 85.0% 17.5 80.0% Peak to Trough: -3.9% 17.0 2009-17 Change in: 2017 vs Peak: +1.9% 75.0% 2009 trough: Revenues: +$1.0bn 2017 vs Trough: +6.0% $17.3bn Investment: +$1.7bn 70.0% 16.5 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Las Vegas Strip Occupancy 2007 2009 2011 2013 2015 2017 Source: Haver Analytics, Goldman Sachs Global Investment Research, Published February 26, 2018; State Gaming Boards, UNLV, Credit Suisse. Credit Suisse Research, Published September 11, 2018; Company Filings. 1. Refers to the Personal Consumption Expenditures as defined and reported by the U.S. Bureau of Economic Analysis. 2. Core regional markets focus on more mature and representative commercial regional gaming markets, adjusted for adjacent new supply, cannibalization between markets; and excluding genuinely additive supply and destination markets. 10 3. Represents average occupancy percentage of Wynn, Las Vegas Sands and MGM Las Vegas properties per company filings.

INCOME MAGNITUDE AND VALUE 2015 – 2018 Single-Asset Real Estate Transactions with NOI > $70 Million NOI ($MM) 120 245 Park Ave, NYC 1 100 Fashion Show, LV 1095 Sixth Ave, NYC 1 MGM National Harbor, MD 787 Seventh Ave, NYC Worldwide Plaza, NYC1 Harrah’s Las Vegas 1 80 10 Hudson Yards, NYC 1285 Sixth Ave, NYC 1515 Broadway, NYC1 1 1211 Sixth Ave, NYC 50 Northern Ave, Boston 60 0% 3% 6% 9% Cap Rate (%) Circle sizes represent relative asset value Source: Real Capital Analytics (RCA). 1. Transaction was for a stake in the property; bubble represents the implied price of 100% interest. 11

INCOME FLOW THROUGH & TRANSPARENCY

Transparency & Integrity of VICI AFFO Multiple & Payout Ratio[1]

	18E AFFOx	18E AFFOx Incl. Redev	Delta	18E Payout Ratio	18E Payout Ratio Incl. Redev	Delta
VICI[2]	15.9x	15.9x	0%	80%	80%	0%
Subsector						
Triple Net	16.2x	16.3x	0%	83%	83%	0%
Single Family	29.0x	30.0x	4%	43%	45%	2%
Apartment	21.9x	23.5x	7%	70%	75%	5%
Healthcare	16.4x	18.4x	12%	75%	83%	8%
Malls	16.7x	18.8x	12%	93%	104%	10%
Strip Center	13.8x	16.0x	16%	88%	102%	14%
Office	29.4x	37.8x	29%	80%	104%	24%
Simple Average	**19.9x**	**24.5x**	**23%**	**78.7%**	**95.5%**	**16.8%**
Mkt Cap Wtd.	**20.4x**	**22.7x**	**11%**	**77.9%**	**86.2%**	**8.3%**

VICI AFFO Yield[3] Represents True Free Cash Flow Yield



6.3%
6.3%
6.2%
6.1%
3.4%
3.3%
4.6%
4.3%
6.1%
5.4%
6.0%
5.3%
7.2%
6.3%
3.4%
2.6%
VICI
Triple Net
Single Family
Apartment
Healthcare
Malls
Strip Center
Office
AFFO Yield
AFFO Yield – Incl. Redev

VICI

Source: Company Filings; Goldman Sachs Global Investment Research (September 2018)

1. Redevelopment categorized as capex that does not lead to incremental portfolio square footage. VICI based on LTM Q1 2019 figures.
2. VICI information per LTM Q1 2019 actual results. AFFOx based on May 1, 2019 VICI share price of $22.83; Payout ratio based on an annualized quarterly announced dividend of $0.2875 per share. See "Reconciliation from GAAP to Non-GAAP Financial Measures" on page 28 for additional information including the definition and reconciliation to the most comparable GAAP measure.
3. AFFO Yield calculated as the inverse of the AFFO multiples above.

12

2Growth Opportunities

CLEARLY IDENTIFIED AND ACTIONABLE GROWTH Broad Opportunities Across Identified and Other Experiential Real Estate Assets # of Properties Additional ROFR on Any +95% Increase in Caesars Real Estate Number of Purchased Outside Clark Properties County, NV Caesars Palace Octavius Tower1 2 3 Clear Pipeline for Growth + Other Gaming Assets + Other Leisure, Hospitality and Entertainment Assets 1. On July 11, 2018, the Company completed the acquisition of Octavius Tower, representing the consolidation of the portion of the remaining real estate of Caesars Palace Las Vegas not previously owned by the Company. 2. On November 14, 2018, the Company announced that it entered into definitive agreements pursuant to which VICI will acquire the land and real estate assets associated with Greektown. On April 5, 2019, the Company announced that it entered into definitive agreements pursuant to which VICI will acquire the land and real estate assets associated with JACK Cincinnati. Acquisitions are pending completion, subject to customary closing conditions and regulatory approvals. 14 3. Caesars does not have a contractual obligation to sell these properties to VICI and will make an independent financial decision in any potential transaction.

SUBSTANTIAL ORGANIC RENT & AFFO GROWTH

5-Year Call Option Until October 2022 to Acquire Three Properties at a 10% Cap Rate[1] with $130 Million of Total Rent as of June 2016[2]

HARRAH'S ATLANTIC CITY	HARRAH'S LAUGHLIN	HARRAH'S NEW ORLEANS
		

Ability to Generate Highly Attractive Internal AFFO Growth

Reinvested Free Cash Flow[3]		Same-Store Lease Escalation[4]		Internal AFFO Growth
~2-2.5%	+	~2%	=	~4-4.5%

1. Under the Call Right Agreements, rent equates to 60% of the trailing Property EBITDAR at the time of exercise. The Purchase Price is set at 10.0x rent.
2. Source: Caesars Entertainment Operating Company Disclosure Statement for the Debtors' Second Amended Joint Plan of Reorganization filed in the United States Bankruptcy Court, Northern District of Illinois, Eastern Division on June 28, 2016. In conjunction with the Plan of Reorganization, the Debtors' investment banker performed a valuation analysis. Such valuation assumed annual rent associated with the option properties of $130.0 million. These estimates were prepared by the Debtors. There can be no assurance that the Company will acquire any or all of the option properties, and the acquisition of the option properties is subject to various risks and uncertainties, including business, regulatory and others.
3. Assumes AFFO payout ratio of 75%, AFFO/share per midpoint of Company guidance on May 1, 2019, acquisition at cap rates of 7.5-8.5% on an assumed 5.5x leverage and illustrative debt costs of 5.5%.
4. Same-store lease escalation is pro forma for the completed close of the acquisition of Octavius Tower, Harrah's Philadelphia (and associated lease modifications) and Margaritaville Bossier City as well as pending close of the Greektown and JACK Cincinnati acquisitions. Assumes illustrative debt / TEV of 37-39%.

VICI

15

LAS VEGAS LAND PROVIDES OPPORTUNITY FOR FURTHER GROWTH Unrivaled Opportunity to Deepen the Strip at its Center VICI has a Put-Call Rights Agreement on 18 acres for Caesars’ The Mirage expected Caesars Forum Venetian Convention Center Caesars Harrah’s Caesars-owned 41 acres Palace The LINQ VICI-owned 27 acres of land that is part of the Non-CPLV lease Bellagio strategically located adjacent Paris to the LINQ and behind Planet Hollywood The Cosmopolitan Planet Hollywood VICI-owned 7 acres of Strip frontage property at Caesars Palace part of the CPLV lease and available for redevelopment Note: Map is illustrative and may not be shown exactly to scale. 16

POTENTIAL NON-GAMING EXTERNAL GROWTH OPPORTUNITIES



Size of Market (Revenues)
Recreation / Hospitality ($78Bn)¹
Fitness Centers ($34Bn)
Concert Venues ($32Bn)
Theme Parks ($18Bn)
Movie Theatres ($17Bn)
Spa / Wellness ($17bn)
Cultural ($15Bn)
Sports Arenas ($9bn)²
Ski Resorts ($3bn)
How do you get there?
Walk
Mass Transit
Car
Airplane
How long do you stay there?
Minutes
Hour
Hours
Day
Days

Disciplined M&A Approach

1. Market Quality
2. Asset Real Estate Quality
3. Asset Income Quality
4. Accretion



Necessary Return Thresholds
Other Leisure & Hospitality
Non-Gaming Resorts
International Gaming Opportunities
Casino Acquisitions w/ other Gaming Cos.
Acquisition & Development Partnerships with Caesars
Strategic & Economic Risk
Time
Opportunities
Growth

VICI

Source: IBIS World

1. Reflects Bars and Nightclubs ($26bn), Golf Courses ($24bn), Golf Driving Ranges & Family Fun Centers ($13.5bn), Marinas ($5bn), Bowling ($4bn), Arcade & Entertainment Centers ($2bn), Pool Halls ($2bn), and Ice Skating Rinks ($0.9bn).
2. Reflects sports franchise ticket sales and concession revenues.

17

THE ADVANTAGE OF EXPERIENTIAL REAL ESTATE Consumer Spending on “Experiences” Has Greatly Outpaced “Things” During the Past 15 Years 2,000 5.3% 1,500 Shift in Spending 2.8% Behavior 1,000 2.3% Indexed PCE Performance 500 1.5% 0 0% 1% 2% 3% 4% 5% 6% CAGR Since 2000 Motor Vehicles Clothing Home Furnishings Consumer Experiences Source: Bureau of Economic Analysis, William Blair Equity Research, Published July 20, 2017. 18

3Capability & Governance

RESULTS DRIVEN MANAGEMENT WITH OVER $9.1BN OF ACTIVITY

VICI Has Accomplished a Meaningful Amount Since Emergence. . .

VICI at Formation	
Number of Assets / Markets	19 / 11
Number of Tenants	1
% of Rent from Regional Markets[3]	~74%
% of Rent from Caesars[3]	100%
% of Rent Subject to Escalators in 2019[3]	~26%
Net Leverage[1]	8.4 x
Acquisitions	-

December 22, 2017 Acquired Harrah's Las Vegas for $1.1 billion and sold undeveloped land to Caesars



December 22, 2017 Refinanced and eliminated ~$3.7 billion of debt, reducing interest expense

December 22, 2017 $1.0 billion equity private placement to partially fund acquisition of Harrah's Las Vegas

February 5, 2018 Completed $1.4 billion upsized IPO with overallotment in 4th largest REIT IPO

May 16, 2018 Added to MSCI U.S. REIT Index

July 12, 2018 Acquired Octavius Tower for $507.5 million



November 14, 2018 Announced agreement to acquire Greektown for $700 million



November 19, 2018 Completed $725 million upsized first-follow on

December 26, 2018 Acquired Harrah's Philadelphia for a net purchase price of $82.5 million and entered into associated lease modifications

January 2, 2019 Acquired Margaritaville Bossier City for $261 million

April 5, 2019 Announced agreement to acquire JACK Cincinnati for $558 million[4]



Pro Forma VICI Today[1]	
Number of Assets / Markets[2]	24 / 14
Number of Tenants	3
% of Rent from Regional Markets[3]	~68%
% of Rent from Caesars[3]	~86%
% of Rent Subject to Escalators in 2019[3]	~83%
Net Leverage[1]	4.3x
Acquisitions	~$3.2 billion

. . . And With a Defined, In-Place Growth Plan, We are Just Beginning

1. Pro forma for the lease modifications, acquisition of Octavius Tower, Harrah's Philadelphia and Margaritaville Bossier City, as well as the pending acquisitions of Greektown and JACK Cincinnati, which are subject to customary closing conditions and regulatory approvals. VICI Today Net Leverage based on current capital structure and does not include pending acquisitions. See Appendix for additional information, including the definition and reconciliation to the most comparable GAAP financial measure.
2. Includes the completed close of the acquisition of Harrah's Las Vegas, Harrah's Philadelphia (and associated lease modifications) and Margaritaville Bossier City as well as the pending close of the Greektown and JACK Cincinnati acquisitions. The Company completed the acquisition of the real estate assets related to Octavius Tower on July 11, 2018. This acquisition represents the consolidation of the portion of the remaining real estate of CPLV not previously owned by the Company.
3. Rent from regional markets includes initial base rent from Non-CPLV (including Harrah's Philadelphia), Margaritaville Bossier City, Greektown and JACK Cincinnati leases. Rent from Caesars includes initial base rent from CPLV (including Octavius Tower), Non-CPLV (including Harrah's Philadelphia), and Harrah's Las Vegas leases. Rent subject to escalators in 2019 includes initial base rent from CPLV (excluding Octavius Tower), Non-CPLV (including Harrah's Philadelphia), and Harrah's Las Vegas. VICI at formation includes only initial base rent from CPLV (excluding Octavius Tower) and Non-CPLV (excluding Harrah's Philadelphia) leases.
4. VICI announced an agreement to acquire JACK Cincinnati Casino with Hard Rock as the operator on April 5, 2019, following the closing of which VICI expects to add approximately $43 million of rent pursuant to a lease with Hard Rock.

VICI

20

PROVEN AND INDEPENDENT MANAGEMENT TEAM WITH EXPERTISE IN REAL ESTATE, GAMING & HOSPITALITY



EDWARD PITONIAK
Chief Executive Officer

- Former Vice Chairman, Realterm, private-equity leader in institutionalizing industrial real estate sub-asset classes
- Current Independent Director, Ritchie Brothers (NYSE: RBA)
- In 2014 became Managing Director, Acting CEO & Trustee of InnVest, Canada's largest hotel REIT. Became Chairman in 2015. REIT sold to Chinese buyer in 2016, producing 146% cumulative total return during period of leadership
- CEO of CHIP REIT, Canadian hotel REIT with average annual total return of 25% for 4 years. Sold to Canadian pension fund in late 2007, doubling value of the REIT over the 4 years
- SVP, Intrawest Resort Operations, then the world's largest ski resort operator/developer
- Received a BA from Amherst College



JOHN PAYNE
President and Chief Operating Officer

- Previously served as CEO of Caesars Entertainment Operating Company, Inc. ("CEOC")
- Held multiple roles with Caesars during the course of his career including President of Central Markets and Partnership Development, President of Enterprise Shared Services, President of Central Division, and Atlantic City President
- Previously served as Gulf Coast Regional President of Caesars and Senior Vice President and General Manager of Harrah's New Orleans
- Received an MBA from Northwestern University and a BA from Duke University



DAVID KIESKE
EVP, Chief Financial Officer

- Previously served as Managing Director of Real Estate & Lodging Investment Banking Group at Wells Fargo Securities / Eastdil Secured with a focus on hospitality and leisure
- Worked in Real Estate & Lodging Investment Banking at Citigroup and Bank of America
- Served as Assistant Vice President & Corporate Controller at TriNet Corporate Realty Trust, a triple net single tenant office REIT listed on the NYSE
- Prior to this was a Senior Accountant at Deloitte & Touche as well as Novogradac & Co.
- Received an MBA from University of California Los Angeles and a BS from UC Davis



SAMANTHA GALLAGHER
EVP, General Counsel & Secretary

- Previously served as EVP, General Counsel and Secretary at First Potomac Realty Trust (NYSE: FPO), a REIT specializing in office and business park properties in the Washington, D.C. region
- Oversaw the negotiation and documentation pertaining to First Potomac Realty Trust's merger with Government Properties Income Trust (NASDAQ:GOV)
- Previously served as a Partner at Arnold & Porter LLP, Bass, Berry & Sims plc and Hogan Lovells US LLP with a focus representing REITs and financial institutions in capital markets transactions, mergers and acquisitions, joint ventures and strategic investments
- Received a JD from Georgetown University Law Center and an AB from Princeton University

VICI

21

INDEPENDENT AND EXPERIENCED BOARD OF DIRECTORS[1]

✓ NO TENANT / DIRECTOR OVERLAP
✓ 0% PARENT/ TENANT COMPANY OWNERSHIP
✓ INDEPENDENT CHAIRMAN
✓ SEPARATION OF CHAIRMAN & CEO ROLE
✓ ANNUALLY ELECTED BOARD[2]



James Abrahamson*

AFFILIATIONS

BrightView
Interstate
CorePoint Lodging

BIOGRAPHY

- Chairman of Interstate Hotels & Resorts
- Previously served as Interstate's CEO from 2011 to March 2017
- Serves as an independent director at CorePoint Lodging and at BrightView Corporation



Diana Cantor

AFFILIATIONS

AIM13
Domino's
Universal Corporation
Virginia Retirement System
Virginia529
New York Private Bank & Trust

BIOGRAPHY

- Partner with Alternative Investment Management, LLC
- Vice Chairman of the Virginia Retirement System
- Served as an MD with New York Private Bank and Trust
- Serves as a director at Domino's Pizza, Inc. and Universal Corporation



Eric Hausler

AFFILIATIONS

WMIH Corp.
Windstar Cruises
isle capri
Bear Stearns

BIOGRAPHY

- Previously served as CEO of Isle of Capri Casinos
- Previously served as ISLE's CFO from 2014 to 2016
- Served as an MD in Fixed Income Research, covering the gaming, lodging and leisure industries for Bear Stearns



Elizabeth Holland

AFFILIATIONS

Abbell Associates
Federal Realty Investment Trust
ICSC

BIOGRAPHY

- CEO of Abbell Associates, LLC
- Currently serves as an independent director of Federal Realty Investment Trust
- Serves on the Executive Board and the Board of Trustees of International Council of Shopping Centers



Craig Macnab

AFFILIATIONS

National Retail Properties
American Tower
Cadillac Fairview
ddr
ForestCity
Eclipsys

BIOGRAPHY

- Held the position of Chairman and CEO of National Retail Properties, Inc. from 2008 to April 2017
- Serves as an independent director of American Tower Corporation
- Previously served as director of Eclipsys Corporation from 2008 – 2014, DDR from 2013 – 2015, and Forest City from 2017 – 2018



Edward Pitoniak

AFFILIATIONS

Realterm
Ritchie Bros.
InnVest
Intrawest
Times Mirror Magazines
SKI

BIOGRAPHY

- CEO of VICI Properties Inc.
- Previously served as Vice Chairman of Realterm
- Serves as an independent director of Ritchie Brother Auctioneers
- Served as Chairman of InnVest from 2015 – 2016



Michael Rumbolz

AFFILIATIONS

Everi
Hard Rock

BIOGRAPHY

- President and CEO of Everi Holdings, Inc.
- Serves as an independent director of Seminole Hard Rock Entertainment, LLC.
- Previously served as Chairman and CEO of Cash Systems, Inc. from 2005 – 2008

* Denotes Chair of Board of Directors
1. As of May 1, 2019.
2. Opted out of the Maryland Unsolicited Takeover Act.

VICI

22

STRONG CORPORATE GOVERNANCE HIGHLIGHTED BY INDEPENDENCE FROM TENANT Overlapping  Directors with Tenant 0 4 2 Parent / Tenant  Company 1 2 Ownership 0% 69% 5% Independent  Chairman Yes No No Separation of   Chairman & CEO Role Yes Yes No   Staggered Board? No3 No Yes Source: Company filings 1. Per MGP press release on April 1, 2019. 2. Includes Peter M. Carlino (11.2 million) and David A. Handler (0.3 million) ownership. Based on 215.0 million shares outstanding as of April 5, 2019. 23 3. Opted out of MUTA.

Appendix

HIGH QUALITY REAL ESTATE ANCHORED BY ICONIC ASSETS

COUNCIL BLUFFS


Harrah's Council Bluffs


Horseshoe Council Bluffs

METROPOLIS


Harrah's Metropolis

CINCINNATI


JACK Cincinnati[1]

DETROIT


Greektown[2]

JOLIET / HAMMOND


Harrah's Joliet


Horseshoe Hammond

N. KANSAS CITY


Harrah's N. Kansas City

LAKE TAHOE / RENO


Harrah's Reno


Harvey's Lake Tahoe


Harrah's Lake Tahoe

LAS VEGAS


Harrah's Las Vegas ("HLV")


Caesars Palace Las Vegas ("CPLV")


Octavius Tower ("OT")



Lake Tahoe / Reno
Las Vegas
Laughlin
Council Bluffs
Joliet / Hammond
Detroit
North Kansas City
Metropolis
Cincinnati
Louisville
Philadelphia
Atlantic City
Tunica Resorts / Robinsonville
Bossier City
Biloxi
New Orleans

PHILADELPHIA


Harrah's Philadelphia

ATLANTIC CITY


Bally's Atlantic City


Caesars Atlantic City

LOUISVILLE


Horseshoe Southern Indiana

PADUCAH


Bluegrass Downs

BOSSIER CITY


Margaritaville Bossier City


Louisiana Downs


Horseshoe Bossier City

TUNICA RESORTS / ROBINSONVILLE


Horseshoe Tunica


Tunica Roadhouse Hotel

BILOXI


Harrah's Gulf Coast

★ **CURRENT PORTFOLIO**

★ **ANNOUNCED ACQUISITIONS**
Greektown Casino-Hotel
JACK Cincinnati

★ **CALL OPTION PROPERTIES**
Harrah's New Orleans
Harrah's Laughlin
Harrah's Atlantic City

★ **DESIGNATED ROFR (CENTAUR) / PUT-CALL (CONVENTION CENTER) PROPERTIES**
Indiana Grand, Centaur
Hoosier Park, Centaur
Caesars Forum Convention Center, Vegas

★ **OWNED GOLF COURSES**
Cascata, Boulder City, NV
Rio Secco, Henderson, NV
Grand Bear, Harrison County, MS
Chariot Run, Laconia, IN

VICI

1. On April 5, 2019, the Company plans to announce that it entered into definitive agreements pursuant to which VICI will acquire the land and real estate assets associated with JACK Cincinnati. Acquisition is pending completion, subject to customary closing conditions and regulatory approvals.
2. On November 14, 2018, the Company announced that it entered into definitive agreements pursuant to which VICI will acquire the land and real estate assets associated with Greektown. Acquisition is pending completion, subject to customary closing conditions and regulatory approvals.

25

BALANCE SHEET POSITIONED FOR GROWTH

Capitalization Summary

(Data as of March 31, 2019)

$ and shares in millions	1Q'19
Revolving Credit Facility ($400 million capacity)	$0
Term Loan B Facility	2,100
Second Lien Notes	498
Total Non-CPLV	**2,598**
CPLV CMBS Debt	1,550
Total Debt	**4,148**
Cash and Cash Equivalents & Short Term Investments	(955)
Net Debt	**$3,194**
Total Common Shares Outstanding	411.0
LTM Q1 March 31, 2019 Adjusted EBITDA	747
Total Leverage Ratio	**5.6x**
Net Leverage Ratio	**4.3x**

Disciplined Balance Sheet Management[1]

Net Leverage Ratio progression



8.4x
6.5x
4.7x
4.3x
Emergence
Initial HLV Acquisition
Post-IPO
LTM Q1 2019
3.6x Interest Coverage Ratio[2]

Fixed / Floating Composition[3]



Variable Rate, 2%
Fixed Rate, 98%

VICI

1. Net Leverage Ratio calculated as Net Debt divided by Adjusted EBITDA. Emergence Net Leverage Ratio calculated based on $5.2 billion Net Debt and $618 million Adjusted EBITDA ($631 million 2016 PF Adj. EBITDA at Formation further adjusted for incremental estimated independent company G&A of $13 million). Initial HLV Acquisition Net Leverage Ratio calculated based on $4.8 billion Net Debt and $711 million Adjusted EBITDA ($724 million 2016 PF Adj. EBITDA further adjusted for incremental estimated independent company G&A of $13 million). See Appendix to this presentation for the definition and reconciliation to the most comparable GAAP financial measure.
2. Calculated as $747 million LTM Q1 2019 Adjusted EBITDA divided by $207 million cash interest expense. See "Reconciliation from GAAP to Non-GAAP Financial Measures" on page 28 for additional information, including the definition and reconciliation to the most comparable GAAP financial measure.
3. Reflects interest rate swap transactions entered into on April 24, 2018 and January 3, 2019.

26

MASTER LEASE AGREEMENTS: TRIPLE NET STRUCTURE PROVIDES SECURITY & EARNINGS PREDICTABILITY

	Non-CPLV & Joliet (2 Leases)[1]	Caesars Palace Las Vegas[2]	Harrah's Las Vegas	Margaritaville Bossier City
Initial Cash Rent	$493.9 Million	$200.0 Million	$87.4 Million	$23.2 million
Current Cash Rent[3]	$501.0 Million	$204.4 Million	$88.3 Million	$23.2 Million
Annual Escalator	1.5% in years 2-5 >2% / change in CPI thereafter	>2% / change in CPI beginning in year 2	1% per year for years 2 – 5 and >2% / change in CPI thereafter	2% for Building Base Rent ($17.2 million)
Rent Resets	Year 8: 70% Base / 30% Variable Year 11: 80% Base / 20% Variable	Year 8 & 11: 80% Base / 20% Variable	Year 8 & 11: 80% Base / 20% Variable	Percentage (Variable) Rent resets every 2 years beginning in year 3
Rental Reset	4% of revenue increase/decrease Year 8: Average of years 5-7 less average of years 0-2 Year 11: Average of years 8-10 less average of years 5-7	4% of revenue increase/decrease Year 8: Average of years 5-7 less average of years 0-2 Year 11: Average of years 8-10 less average of years 5-7	4% of revenue increase in year 8 (less year 0); additional resets indexed to prior 3 years	4% of the average net revenues for trailing 2-year period less threshold amount
Term	15-year initial term with four 5-year renewal options			
Guarantee	Caesars (CEC)		Caesars Resorts Collection (CRC)	Penn National Gaming (PENN)
EBITDAR Coverage Floor	1.2x beginning in year 8	1.7x beginning in year 8	1.6x beginning in year 6	1.9x beginning in year 2
Capex	$350 Million Capex spending required over rolling 3 year period at $100 Million minimum per year[4]		$171 Million between 2017 and 2021[5]	Minimum 1% of Net Revenue based on a four-year average

1. Cash rent amounts are presented prior to accounting for the portion of rent payable to the 20% JV partner at Harrah's Joliet. After adjusting for the portion of rent payable to the 20% JV partner, Initial Cash Rent and Current Cash Rent are $486.0 million and $493.0 million, respectively.
2. Initial CPLV cash rent of $165 million, which is subject to annual escalators, as well as Octavius Tower cash rent of $35 million, which is not subject to annual escalators.
3. In relation to the Non-CPLV Lease Agreement, Joliet Lease Agreement and CPLV Lease Agreement, the amount represents the current annual base rent payable for the current lease year which is the period from November 1, 2018 through October 31, 2019. In relation to the HLV Lease Agreement the amount represents current annual base rent payable for the current lease year which is the period from January 1, 2019 through December 31, 2019.
4. Over the three years, the $350 million minimum is allocated $84 million to CPLV, $255 million to Non-CPLV (total $339 million) and the rest to CPLV/Non-CPLV as tenant may elect.
5. Capex at 1% of net revenue thereafter.

VICI

27

RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

The following table reconciles net income to FFO, AFFO and Adjusted EBITDA, and Net Debt to Adjusted EBITDA less incremental G&A for the periods presented.

($ in millions)	At Formation[1] – YE December 31, 2016	Post-HLV – YE December 31, 2017[1]	Post-IPO – YE December 31, 2017[1]	Twelve Months Ended March 31, 2019
Net Income attributable to common stockholders	**$421**	**$583**	**$583**	**$562**
Real estate depreciation	–	–	–	–
Funds From Operations ("FFO)	**$421**	**$583**	**$583**	**$562**
Direct financing lease adjustments attributable to common stockholders[2]	(52)	(57)	(57)	(34)
Transaction and acquisition expenses	–	–	–	1
Loss on impairment[3]	–	–	–	12
Non-cash stock-based compensation	–	–	–	3
Amortization of debt issuance costs and original issue discount	–	6	6	6
Other depreciation[4]	2	2	2	4
Capital expenditures	–	–	–	(2)
AFFO	**$372**	**$534**	**$534**	**$552**
Interest expense, net	257	189	189	193
Income Tax expense / (benefit)	2	2	2	2
Adjusted EBITDA	**$631**	**$724**	**$724**	**$747**
Incremental G&A[5]	13	13	13	–
Annualized Adjusted EBITDA less incremental G&A[6]	**$618**	**$711**	**$711**	**$747**
Total debt (Including Preferred Equity[7])	5,217	4,817	4,148	4,148
Cash and cash equivalents[8]	56	184	801	955
Net Debt	**$5,161**	**$4,633**	**$3,347**	**$3,194**
Net Debt to Adjusted EBITDA less incremental G&A	**8.4x**	**6.5x**	**4.7x**	**4.3x**

1. Pro forma for Formation Transactions following Emergence as described in the Prospectus dated January 31, 2018 relating to the Company's initial public offering. For further information, see p.61 thereof, "Unaudited Pro Forma Combined Condensed Financial Information".
2. Represents the non-cash adjustment to recognize fixed amounts due under the Lease Agreements on an effective interest basis at a constant rate of return over the terms of the leases.
3. Represents the non-cash impairment related to certain vacant, non-operating land parcels. Please refer to the description of this impairment set forth in the Company's Form 10-Q filed with the SEC on November 1, 2018.
4. Represents depreciation related to our golf course operations.
5. Represents midpoint of $12 million to $14 million estimate of general and administrative costs on a consolidated basis, including costs of operating as an independent company, incremental to the $11 million of general and administrative expenses reflected in unaudited pro forma combined statement of operations for the year ended December 31, 2016.
6. Annualized Adjusted EBITDA calculated by taking the quarterly EBITDA value less incremental G&A multiplied by 4.
7. Includes 12 million shares of Series A Preferred Equity with an aggregate liquidation preference of $300.0 million held by certain of CEOC's creditors and backstop investors. Preferred Equity is no longer outstanding.
8. Cash and Cash Equivalents for the Post-IPO period includes $184 million of cash available on December 31, 2017, per the Form 10-K filed on March 28, 2018, plus $617 million of remaining cash proceeds generated from the completion of the Company's initial public offering. Includes Short Term Investments and excludes Restricted Cash.

VICI

28

RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES The following table reconciles net income to FFO, AFFO and Adjusted EBITDA. Three Months Ended June 30, September 30, December 31, March 31, Twelve Months Ended ($ in millions) 2018 2018 2018 2019 March 31, 2019 Net Income attributable to common stockholders $139 $130 $143 $151 $562 Real estate depreciation – – – – – Funds From Operations (“FFO) $139 $130 $143 $151 $562 Direct financing and sales-type lease adjustments attributable to (13) (13) (6) (2) (34) common stockholders Transaction and acquisition expenses – – – 1 1 Loss on impairment1 – 12 – – 12 Non-cash stock-based compensation – 1 1 1 3 Amortization of debt issuance costs and original issue discount 1 1 1 1 6 Other depreciation2 1 1 1 1 4 Capital expenditures – – – (1) (2) AFFO $129 $132 $140 $152 $552 Interest expense, net 46 51 49 47 193 Income Tax expense / (benefit) – – 1 1 2 Adjusted EBITDA $175 $183 $189 $199 $747 1. Represents the non-cash impairment related to certain vacant, non-operating land parcels. Please refer to the description of this impairment set forth in the Company’s Form 10-Q filed with the SEC on November 1, 2018. 2. Represents depreciation related to our golf course operations. 29

RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES:

CALCULATION OF HISTORICAL CORPORATE LEVEL RENT COVERAGE OF CAESARS (CONT'D)

Caesars adopted ASU 2014-09 effective January 1, 2018, using the full retrospective method, which requires the recasting of each prior reporting period presented consistent with the new standard. The most significant effects of adopting the new standard related to the accounting for Caesars' Total Rewards customer loyalty program and casino promotional allowances. The following recast reconciliation is derived from the supplemental information in "Effect of Revenue Recognition Restatement" and the investor presentation "2Q 2018 Earnings" dated August 1, 2018 of Caesars Entertainment Corporation, which is publicly available.

($ in millions)	Year Ended December 31, 2016	2017	2018	Three Months Ended June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	Twelve Months Ended March 31, 2019
Net income/(loss) attributable to company	($2,681)	$9,842	$303	$29	$110	$198	($217)	$120
Net income/(loss) attributable to non-controlling interests	(24)	(13)	1	-	1	-	(1)	-
Discontinued operations, net of income taxes	(3,379)	(26)	-	-	-	-	-	-
Income tax (benefit)/provision	338	(1,983)	(121)	(36)	(111)	13	(29)	(163)
Gain on deconsolidation of subsidiary	-	(31)	-	-	-	-	-	-
Restructuring of CEOC and other[1]	5,932	(7,837)	(713)	(45)	(109)	(374)	138	(390)
Loss on extinguishment of debt	-	220	1	-	-	-	-	-
Interest expense	798	941	1,346	334	341	341	349	1,365
Depreciation and amortization	788	873	1,145	268	295	302	247	1,112
Corporate expense	264	282	332	76	79	95	83	333
Other operating costs[2]	102	48	155	33	29	27	29	118
Property EBITDAR	**$2,138**	**$2,316**	**$2,449**	**$659**	**$635**	**$602**	**$599**	**$2,495**
Corporate expense	(264)	(282)	(332)	(76)	(79)	(95)	(83)	(333)
Stock-based compensation expense[3]	233	43	79	20	17	24	21	82
Other items[4]	28	129	112	20	27	36	25	108
Adjusted EBITDAR (Same-Store[5])	**2,135**	**2,206**	**2,308**	**623**	**600**	**567**	**562**	**2,352**
Baltimore Adjusted EBITDAR[5]	**69**	**39**	-	-	-	-	-	-
Adjusted EBITDAR	**$2,204**	**$2,245**	**$2,308**	**$623**	**$600**	**$567**	**$562**	**$2,352**
LTM Q1 2019 Lease Payment – Non-CPLV & Joliet	473	473	473					473
LTM Q1 2019 Lease Payment – CPLV (incl. Octavius Tower)	192	192	192					192
LTM Q1 2019 Total Rent Payments	666	666	666					666
Corporate-Level Rent Coverage	**3.3x**	**3.4x**	**3.5x**					**3.5x**

1. 2018 amount primarily Amounts include changes in fair value of the derivative liability related to the conversion option of the CEC Convertible Notes and the disputed claims liability as well as interest and dividend income; 2017 amount primarily represents CEC's costs in connection with the restructuring of CEOC.
2. Amounts primarily represent costs incurred in connection with development activities and reorganization activities, and/or recoveries associated with such items, including acquisition and integration costs, contract exit fees including exiting the fully bundled sales system of NV Energy for electric service at our Nevada properties, lease termination costs, weather related property closure costs, severance costs, gains and losses on asset sales, demolition costs primarily at our Las Vegas properties for renovations, and project opening costs.
3. Amounts represent stock-based compensation expense related to shares, stock options, restricted stock units, and performance stock units granted to the Caesars' employees.
4. Amounts include other add-backs and deductions to arrive at adjusted EBITDAR but not separately identified such as professional and consulting services, sign-on and retention bonuses, business optimization expenses and transformation expenses, severance and relocation costs, litigation awards and settlements, and permit remediation costs.
5. Same-store results include CEOC and certain of its U.S. subsidiaries as if they consolidated in all periods, and exclude the results of the Horseshoe Baltimore property in periods of its consolidation (dates prior to August 31, 2017).
6. If a full year of Octavius Tower and Harrah's Philadelphia rental income was included the resulting Corporate-Level Rent Coverage would be ~3.4x.

VICI

30

DEFINITIONS OF NON-GAAP FINANCIAL MEASURES FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by The National Association of Real Estate Investment Trusts (“NAREIT”), we define FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate depreciation. AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate our performance. We calculate AFFO by adding or subtracting from FFO direct financing lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non-cash stock-based compensation expense, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges and gains (or losses) on debt extinguishment. We calculate Adjusted EBITDA by adding or subtracting from AFFO interest expense, net and income tax expense. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBIDTA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP. Certain Non-GAAP Financial Measures of Caesars and CEOC In this presentation, we include Adjusted EBITDA of Caesars (which is the guarantor of the lease payment obligations under the Formation Lease Agreements) and CEOC (subsidiaries of which are tenants under the CPLV, Non-CPLV and Joliet leases (collectively the “Formation Lease Agreements”)) and Adjusted EBITDAR of CEOC, all as reported by Caesars in its publicly available filings with the SEC. Each of Adjusted EBITDA and Adjusted EBITDAR is a non-GAAP financial measure and should not be construed as an alternative to net income/(loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP) of Caesars or CEOC Adjusted EBITDA of Caesars and CEOC is defined as net income/(loss) before (i) interest expense, net of interest capitalized and interest income, (ii) income tax provision, (iii) depreciation and amortization, (iv) corporate expenses, and (v) certain items that are not considered indicative of ongoing operating performance at an operating property level, further adjusted to exclude certain non-cash and other items Adjusted EBITDA of Caesars and CEOC may not be comparable to similarly titled measures reported by other companies within the industry. Caesars has indicated in its publicly available filings with the SEC that management of Caesars uses Adjusted EBITDA of Caesars and CEOC to measure performance and allocate resources and believes that Adjusted EBITDA provides investors with additional information consistent with that used by management and allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Caesars and CEOC. We, in turn, use Adjusted EBITDA of Caesars and CEOC to evaluate the capacity of Caesars and CEOC to meet their respective obligations under the Formation Lease Agreements. Such information is not publicly available for the applicable tenant under the HLV Lease Agreement or its guarantor Property EBITDAR of Caesars and CEOC is defined as revenues less property operating expenses and is comprised of net income/(loss) before (i) interest expense, net of interest capitalized and interest income, (ii) income tax provision, (iii) depreciation and amortization, (iv) corporate expenses, and (v) certain items that Caesars does not consider indicative of its ongoing operating performance at an operating property level. Adjusted EBITDAR is defined as EBITDAR further adjusted to exclude certain non-cash and other items as exhibited in the following reconciliation, and is presented as a supplemental measure of Caesars’ performance. Caesars has indicated that its management believes that Adjusted EBITDAR provides its investors with additional information and allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of Caesars. We, in turn, use Property EBITDAR and Adjusted EBITDAR of Caesars and CEOC to evaluate the ability of Caesars and CEOC to meet their respective obligations under the Formation Lease Agreements. 31